Exhibit 10.13















                TREDEGAR INDUSTRIES, INC.


           RETIREMENT BENEFIT RESTORATION PLAN

INTRODUCTION

ARTICLE I DEFINITIONS

     1.01.     Affiliate . . . . . . . . . . . . . . .I-1
     1.02.     Beneficiary . . . . . . . . . . . . . .I-1
     1.03.     Change in Control . . . . . . . . . . .I-1
     1.04.     Code. . . . . . . . . . . . . . . . . .I-3
     1.05.     Committee . . . . . . . . . . . . . . .I-3
     1.06.     Company . . . . . . . . . . . . . . . .I-3
     1.07.     Control Change Date . . . . . . . . . .I-3
     1.08.     Eligible Employee . . . . . . . . . . .I-3
     1.09.     Participant . . . . . . . . . . . . . .I-3
     1.10.     Plan. . . . . . . . . . . . . . . . . .I-3
     1.11.     Retirement and Retire . . . . . . . . .I-3
     1.12.     Retirement Plan . . . . . . . . . . . .I-3
     1.13.     Totally and Permanently Disabled. . . .I-4

ARTICLE II     PARTICIPATION

ARTICLE III    BENEFITS FOR PARTICIPANTS LISTED ON
               EXHIBIT I

     3.01.     Retirement Benefit. . . . . . . . . .III-1
     3.02.     Disability Benefit. . . . . . . . . .III-1
     3.03.     Beneficiary's Benefit . . . . . . . .III-2

ARTICLE IV     BENEFITS FOR PARTICIPANTS LISTED ON
               EXHIBIT II

     4.01.     Retirement Benefit. . . . . . . . . . IV-1
     4.02.     Disability Benefit. . . . . . . . . . IV-1
     4.03.     Beneficiary's Benefit . . . . . . . . IV-2

ARTICLE V GUARANTEES

ARTICLE VI     TERMINATION OF EMPLOYMENT

     6.01.     No Right To Employment. . . . . . . . VI-1
     6.02.     Termination Of Employment . . . . . . VI-1
     6.03.     Change In Control . . . . . . . . . . VI-1
     6.04.     Reemployment. . . . . . . . . . . . . VI-2

ARTICLE VII    TERMINATION, AMENDMENT OR MODIFICATION
               OF PLAN

     7.01.     Plan Amendment Or Termination . . . .VII-1
     7.02.     Notice Requirements . . . . . . . . .VII-1
     7.03.     Limitation On Amendment, Termination,
               Etc.  . . . . . . . . . . . . . . . .VII-1
     7.04.     Effect Of Termination . . . . . . . .VII-1

ARTICLE VIII   OTHER BENEFITS AND AGREEMENTS

ARTICLE IX     RESTRICTIONS ON TRANSFER OF BENEFITS

ARTICLE X ADMINISTRATION OF THE PLAN

     10.01.    The Committee . . . . . . . . . . . . .X-1
     10.02.    Indemnification . . . . . . . . . . . .X-1
     10.03.    Power of the Committee. . . . . . . . .X-1
     10.04.    Information . . . . . . . . . . . . . .X-1

ARTICLE XI     MISCELLANEOUS

     11.01.    Binding Effect. . . . . . . . . . . . XI-1
     11.02.    Governing Law . . . . . . . . . . . . XI-1
     11.03.    Gender; Singular and Plural . . . . . XI-1

                      INTRODUCTION


       The Board of Directors of Tredegar Industries, Inc. (the "Company") determined that the adoption of the Retirement Benefit Restoration Plan will assist the Company in attracting and retaining those employees whose judgment, abilities and experience will contribute to the Company's continued progress. The Plan is intended to be an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan must be administered and construed in a manner that is consistent with that intent.

                        ARTICLE I

                       DEFINITIONS


       As defined herein, the following phrases or terms shall have the indicated meanings:

1.01. Affiliate means any entity that is (i) a member of a controlled group of corporations as defined in
Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Company is a member according to Code section 414(b); (ii) an unincorporated trade or business that is under common control with the Company, as determined according to Code section 414(c); or (iii) a member of an affiliated service group of which the Company is a member according to Code section 414(m).

1.02. Beneficiary means the person, persons, entity, entities or the estate of a Participant which, in accordance with the provisions of the Retirement Plan, is entitled to receive a benefit under the Retirement Plan on account of the Participant's death.

1.03. Change in Control means the occurrence of any of the following events:

                 (A)  any Person or group (within the
       meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), other than (i) through an acquisition of Voting Securities directly from the Company
       (ii) as a result of the Company's repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities, or
       (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph (c) hereof;

                 (B)  Continuing Directors cease to
       constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph (c) hereof;

                 (C)  the shareholders of the Company
       approve a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same propor-tions as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the cor-poration resulting from such Business combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

                 (D)  the shareholders of the Company
       approve a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition,
       (i) more than 80% of, respectively, the then outstanding shares of common stock of such cor-poration and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

For purposes of the foregoing definition, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions as set forth in the Rights Agreement between Tredegar Industries, Inc. and NationsBank of Virginia, N.A. (formerly Sovran Bank, N.A.), dated as of June 15, 1989, as amended by that certain Amendment and Substitution Agreement by and among Tredegar Industries, Inc., NationsBank of Virginia, N.A. (formerly Sovran Bank, N.A.) and American Stock Transfer & Trust Company, dated as of July 1, 1992.

1.04. Code means the Internal Revenue Code of 1986, as amended.

1.05. Committee means the Executive Compensation Committee of the Board of Directors of the Company.

1.06.  Company means Tredegar Industries, Inc.

1.07. Control Change Date means the date on which a Change in Control event occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.08. Eligible Employee means an individual (i) who is employed by the Company or an Affiliate, (ii) who is a member of a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended), and (iii) whose Retirement Plan benefit is reduced or limited by Code section 415.

1.09. Participant means an Eligible Employee who is selected by the Committee to participate in the Plan. An individual shall remain a Participant only so long as the individual remains an Eligible Employee and his designation as a Participant has not been revoked or rescinded.

1.10.  Plan means the Tredegar Industries, Inc. Retirement
Benefit Restoration Plan.

1.11. Retirement and Retire mean severance from employment with the Company on or after attaining a vested or nonforfeitable interest in the portion of his Retirement Plan benefit attributable to Company contributions.

1.12.  Retirement Plan means the Tredegar Industries, Inc.
Retirement Income Plan.

1.13. Totally and Permanently Disabled means a condition, determined on the basis of medical evidence satisfactory to a physician designated by the Administrator, rendering a Participant, due to bodily injury or disease, unable to perform services as follows: (i) during the first two years of such disability (measured from the commencement of such disability rather than the commencement of benefit payments) such Participant is unable to perform any and every duty pertaining to his employment with the Company; and (ii) thereafter, such Participant is unable to engage in any occupation or perform any work for compensation or profit for which he is or may become reasonably fitted by education, training or experience. In no event shall such condition be deemed to exist during any period that the Participant is not under the regular care and attendance of a legally qualified physician during any period that he engages in any occupation or performs any work for compensation or profit.

                       ARTICLE II

                      PARTICIPATION


       An Eligible Employee who is designated to participate in the Plan by the Committee shall become a Participant in the Plan as of the date specified by the Committee. A Participant shall continue to participate in the Plan until such date as the Committee may declare that he is no longer a Participant or until the date that he is no longer an Eligible Employee.

                       ARTICLE III

      BENEFITS FOR PARTICIPANTS LISTED ON EXHIBIT I


       Subject to the limitations set forth in Articles VI and VII, the benefits payable to or on behalf of a Participant who the Committee, in its discretion, determines will be listed on Exhibit I, shall be as provided in this
Article III.  A Participant who is not listed on either
Exhibit I or Exhibit II shall be deemed to be listed on
Exhibit I. The Committee, in its discretion, may remove a Participant from Exhibit I and include the Participant's name on Exhibit II or rescind or revoke his designation as a Participant, subject to the limitations set forth in Articles VI and VII.

3.01.  Retirement Benefit

       Upon Retirement a Participant shall be entitled to a monthly Retirement benefit equal to the difference between
(a) and (b) below where:

       (a) =     the monthly benefit that would have been
payable to the Participant under the Retirement Plan but for the application of the limits set forth in Code section 415;
and

       (b) =     the monthly benefit that the Participant
is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 3.01 shall begin as of the same date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 3.01 also shall be determined as of the date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 3.01 shall be computed and paid in the same form as the Participant's retirement benefit under the Retirement Plan; provided, however, that upon the Participant's death no further benefit shall be payable under this Plan except as provided in Section 3.03.

3.02.  Disability Benefit

       If a Participant becomes Totally and Permanently Disabled prior to his Retirement and during his employment with the Company or an Affiliate, he shall be entitled to receive a benefit calculated and paid in the manner set forth in Section 3.01.

3.03.  Beneficiary's Benefit

       If a Beneficiary is entitled to a Retirement Plan benefit on account of the Participant's death (regardless of whether the Participant's death occurs before Retirement or the commencement of his Retirement Plan benefit), the Beneficiary shall be entitled to a monthly benefit under this Plan equal to the difference between (a) and (b) where:

       (a) =     the monthly benefit that would have been
payable to the Beneficiary but for the application of Code
section 415 in the calculation of the Participant's accrued benefit under the Retirement Plan; and

       (b) =     the monthly benefit that the Beneficiary
is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 3.03 shall begin as of the same date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The amount payable under this Section 3.03 also shall be determined as of the date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 3.03 shall be computed and paid in the same form as the benefit payable to the Beneficiary under the Retirement Plan.

                       ARTICLE IV

     BENEFITS FOR PARTICIPANTS LISTED ON EXHIBIT II

       Subject to the limitations set forth in Articles VI and VII, the benefits payable to or on behalf of a Participant who the Committee, in its discretion, determines will be listed on Exhibit II to the Plan shall be as provided in this Article IV. The Committee, in its discretion may remove a Participant from Exhibit II and include the Participant on Exhibit I or rescind or revoke his designation as a Participant, subject to the limitations set forth in Articles VI and VII.

4.01.  Retirement Benefit

       Upon Retirement a Participant shall be entitled to a monthly Retirement benefit equal to the difference between
(a) and (b) below where:

       (a) =     the monthly benefit that would have been
payable to the Participant under the Retirement Plan but for the application of the limits set forth in Code sections 401(a)(17) and 415; and

       (b) =     the monthly benefit that the Participant
is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 4.01 shall begin as of the same date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 4.01 also shall be determined as of the date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 4.01 shall be computed and paid in the same form as the Participant's retirement benefit under the Retirement Plan; provided, however, that upon the Participant's death no further benefit shall be payable under this Plan except as provided in Section 4.03.

4.02.  Disability Benefit

       If a Participant becomes Totally and Permanently Disabled prior to his Retirement and during his employment with the Company or an Affiliate, he shall be entitled to receive a benefit calculated and paid in the manner set forth in Section 4.01.

4.03.  Beneficiary's Benefit

       If a Beneficiary is entitled to a Retirement Plan benefit on account of the Participant's death (regardless of whether the Participant's death occurs before Retirement or the commencement of his Retirement plan benefit), the Beneficiary shall be entitled to a monthly benefit under this Plan equal to the difference between (a) and (b) where:

       (a) =     the monthly benefit that would have been
payable to the Beneficiary but for the application of Code sections 401(a)(17) and 415 in the calculation of the Participant's accrued benefit under the Retirement Plan; and

       (b) =     the monthly benefit that the Beneficiary
is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 4.03 shall begin as of the same date that the Beneficiary's benefit under the Retirement plan is scheduled to commence. The amount payable under this Section 4.03 also shall be determined as of the date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 4.03 shall be computed and paid in the same form as the benefit payable to the Beneficiary under the Retirement Plan.

                        ARTICLE V

                       GUARANTEES


       The Company has only a contractual obligation to make payments of the benefits described in Articles III and IV. All benefits are to be satisfied solely out of the general corporate assets of the Company which shall remain subject
to the claims of its creditors.   No assets of the Company
will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan.

                       ARTICLE VI

                TERMINATION OF EMPLOYMENT


6.01.  No Right To Employment

       The Plan does not in any way limit the right of the Company or an Affiliate at any time and for any reason to terminate the Participant's employment or such Participant's status as an Eligible Employee. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company or an Affiliate and a Participant.

6.02.  Termination Of Employment

       A Participant who ceases to be an Eligible Employee or whose employment with the Company and its Affiliates is terminated either with or without cause, for reasons other than death, Retirement or Total and Permanent Disability shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan. Further, in no event shall an individual who was a Participant but who is not a Participant at the time of such individual's death, Retirement or Total and Permanent Disability, be entitled to any benefit under the Plan. A Participant on authorized leave of absence from the Company or an Affiliate shall not be deemed to have terminated employment or lost his status as an Eligible Employee for the duration of such leave of absence.

6.03.  Change In Control

       Notwithstanding any contrary Plan provision, in the event the employment of a Participant who is in the employ of the Company or an Affiliate on a Control Change Date is thereafter terminated (for reasons other than as a result of acts of theft, embezzlement, fraud, or moral turpitude), whether or not he is a Participant at the time of his termination, he shall be fully vested in a benefit payable under Article III and IV, as applicable, as of the date his employment is terminated. A Participant who following a Control Change Date voluntarily terminates employment within sixty (60) days after (i) he does not receive salary increases, bonuses, and incentive awards comparable to the increases, bonuses and awards that he received in prior years or that other executives in comparable positions receive in the current year; or (ii) his compensation or employment-related benefits are reduced; or (iii) his status, title(s), offices, places of employment, working conditions, or management responsibilities are diminished (other than changes in reporting or management responsibilities to reflect sound practices commonly followed by enterprises comparable to the Company employing Participant or required by applicable federal or state law) or within sixty days after the last in a series of such events will be deemed to have terminated under circumstances requiring full vesting under this Section 6.03.

6.04.  Reemployment

       A Participant who ceases to be an employee of the Company and who is subsequently reemployed by the Company shall not accrue any additional benefits on account of such later service for periods in which he is not a Participant.

                       ARTICLE VII

     TERMINATION, AMENDMENT OR MODIFICATION OF PLAN


7.01.  Plan Amendment Or Termination

       Except as otherwise specifically provided, the Company reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time. Such right to terminate, amend or modify the Plan shall be exercised for the Company by its Board of Directors.

7.02.  Notice Requirements

       (a) Section 7.01 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

       (b) Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to it at its principal executive office in Richmond, Virginia; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant at his last known address.


7.03.  Limitation On Amendment, Termination, Etc.

       The rights of the Company set forth in Section 7.01 are subject to the condition that neither its Board of Directors nor the Committee shall take any action to terminate the Plan, decrease the benefit that would become payable or is payable, as the case may be, with respect to or on behalf of a Participant, or to revoke or rescind an individual's designation as a Participant after a Control
Change Date or after the Participant's death, Retirement or Total and Permanent Disability.

7.04.  Effect Of Termination

       Except as provided in Sections 6.03, 7.01 and 7.03, upon the termination of this Plan by the Board of Directors, the Plan shall no longer be of any further force or effect, and neither the Company nor any Participant shall have any further obligation or right under this Plan. Subject to the limitations in Sections 6.03, 7.01 and 7.03, the rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the Committee shall cease upon such action.

                      ARTICLE VIII

              OTHER BENEFITS AND AGREEMENTS


       The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.

                       ARTICLE IX

          RESTRICTIONS ON TRANSFER OF BENEFITS


       No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall cease and terminate, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

                        ARTICLE X

               ADMINISTRATION OF THE PLAN


10.01. The Committee

       The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

10.02. Indemnification

       The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

10.03. Power of the Committee

       In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Section 3.02 or 4.02.

10.04. Information

       To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

                       ARTICLE XI

                      MISCELLANEOUS


11.01. Binding Effect

       The Plan shall be binding upon the Company and its successors and assigns; subject to the powers set forth in
Article VII, and upon a Participant, his Beneficiary, and either of their assigns, heirs, executors and administrators.

11.02. Governing Law

       To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia as in effect at the time of their adoption and execution, respectively.

11.03. Gender; Singular and Plural

       Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.